Exhibit 10.8

Execution Version

D&O RESERVE FUND

ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Agreement”) is made and entered into as of [●], 2022 by and among Blue World Acquisition Corporation, a Cayman Islands corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Escrow Agent”). Each capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term (as defined below).

RECITALS

A. WHEREAS, the Company will deposit with the Escrow Agent a total of $1,000,000 (the “Escrow Amount”) as a reserve fund in order to provide source of funding for claims which fall under the Coverage Guidelines (the “Coverage Guidelines” see attached Appendix I) for directors and officers of the Company. The Parties wish such deposits to be subject to the terms and conditions set forth herein;

B. WHEREAS, the Escrow Agent has agreed to establish a bank account (the “Bank Account”) at JPMorgan Chase Bank, N.A. (the “Bank”) and an investment account (the “Investment Account”) at a brokerage institution (the “Broker”) selected by the Escrow Agent and bearing the designation set forth on the Information Sheet (as defined herein), into which the Escrow Funds are to be deposited.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Section 1. Escrow.

1.1  Appointment; Escrow Amount and Effective Period. The Company hereby appoints the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment and agrees to act as escrow agent in accordance with the terms and conditions set forth herein. The Company shall deposit or cause to be deposited with the Escrow Agent $500,000 upon the closing of the Company’s initial public offering (such deposit date, the “Closing Date”). No later than one business day prior to the date that the Company entering into a definitive merger agreement, the Company shall deposit or cause to be deposited with the Escrow Agent an additional $500,000, for an aggregate amount of $1,000,000 referred to herein as (the “Escrow Amount”). Unless released pursuant to Section 2, the Escrow Fund (defined below) will be held in the Escrow Account (defined below) from the Closing Date until the earlier of (i) one year of the closing of the Company’s initial business combination, (ii) one year of the liquidation or windup of the Company in accordance with the Company’s amended and restated memorandum and articles of association, and (iii) such date as may be approved by the Company’s shareholders in accordance with the Company’s amended and restated memorandum and articles of association (such period , the “Effective Period”).

1.2  Escrow Fund; Escrow Accounts.

(a) The Escrow Agent will issue its written confirmation of the receipt of the Escrow Amount and, upon delivery, shall hold the Escrow Amount, together with all products and investment proceeds thereof, including all interest, dividends, gains and other income (collectively, the “Escrow Earnings”) earned with respect thereto (collectively, the “Escrow Fund”), and the Escrow Agent shall hold the Escrow Fund in an account established with the Escrow Agent, subject to the terms of Section 3 below (the “Escrow Account”).

(b) For greater certainty, all Escrow Earnings shall be retained by the Escrow Agent and reinvested in the Escrow Fund and shall become part of the Escrow Fund; and shall be disbursed as part of the Escrow Fund in accordance with the terms and conditions of this Agreement.

1.3  Investments. The Escrow Agent shall establish the Bank Account at the branch of the Bank and, if selected, an Investment Account at the Broker selected by the Escrow Agent. The Escrow Agent, in a timely manner shall invest and reinvest the Escrow Funds in any open ended investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act or any successor rule, which invests only in direct U.S. government treasury obligations, as determined by the Company. The Escrow Agent may not invest in any other securities or assets, it being understood that the Bank Account will earn no interest while the Escrow Funds are uninvested, and while the Escrow Funds are invested or uninvested, the Escrow Agent may earn bank credits or other consideration.

1.4  [Omitted]

Section 2. Release of Escrow Fund.

The Parties shall act in accordance with, and the Escrow Agent shall hold and release the Escrow Fund as provided in, this Section 2 as follows:

2.1  Claims covered by the Coverage Guidelines. With regard to the Escrow Amount, the Escrow Agent will pay all amounts as instructed based on a Joint Release Instruction defined below.

2.2  Method of Payment. All payments of any part of the Escrow Fund to the Paying Agent or the Company, as the case may be, shall be made by wire transfer of immediately available funds to an account designated in advance as set forth in a Joint Release Instruction or Final Determination, as applicable.

2.3  Call Back Authorized Individuals. In the event that a Joint Release Instruction is delivered to the Escrow Agent, whether in writing, by telecopier, e-mail or otherwise, the Escrow Agent is authorized to seek confirmation of such instruction by telephone call back to the person or persons designated in Exhibits A-1 and or A-2 annexed hereto (the “Call Back Authorized Individuals”), and the Escrow Agent may rely upon the confirmations of anyone purporting to be a Call Back Authorized Individual. To assure accuracy of the instructions it receives, the Escrow Agent may record such call backs. If the Escrow Agent is unable to verify the instructions, or is not satisfied with the verification it receives, it will not execute the instruction until all such issues have been resolved. The persons and telephone numbers for call backs may be changed only in writing actually received and acknowledged by the Escrow Agent.

2.4 Certain Definitions.

(a) “Business Day” means any day that is not a Saturday, a Sunday or other day on which commercial banks located in New York, New York, are obligated or authorized by applicable law to remain closed for business.

(b) “Final Determination” means a final non-appealable order of any court of competent jurisdiction which may be issued, together with (A) a certificate of the prevailing party to the effect that such judgment is final and non-appealable and from a court of competent jurisdiction having proper authority and (B) the written payment instructions of the prevailing party.

(c)  “Joint Release Instruction” means a joint written instruction of Company and the Claims/Risk Manager, which is executed by Company and the Claims/Risk Manager, to the Escrow Agent directing the Escrow Agent to disburse all or a portion of the Escrow Fund, including wire instructions and tax forms as applicable.

(d) “Claims/Risk Manager” means Andros Risk Services LLC with contacts listed in Section 8.2 below or any other successor appointed by the Company.

(e) “Person” means any individual, general or limited partnership, firm, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization other entity, including a Governmental Authority or any department, agency or political subdivision thereof.

Section 3. Fees and Expenses. The Escrow Agent shall be entitled to receive, from time to time, fees in accordance with Schedule 1. In accordance with Schedule 1, the Escrow Agent will also be entitled to reimbursement for reasonable and documented out-of-pocket expenses incurred by the Escrow Agent in the performance of its duties hereunder and the execution and delivery of this Agreement.

Section 4. Limitation of Escrow Agent’s Liability.

4.1  Duties and Limitation of Liability. The Escrow Agent undertakes to perform such duties as are specifically set forth in this Agreement only and shall have no duty under any other agreement or document, and no implied covenants or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall incur no liability with respect to any action taken by it or for any inaction on its part in reliance upon any notice, direction, instruction, consent, statement or other document believed by it in good faith to be genuine and duly authorized, nor for any other action or inaction except for its own gross negligence or willful misconduct. In all questions arising under this Agreement and/or its interpretation hereof in conjunction with the Merger Agreement, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based upon such advice the Escrow Agent shall not be liable to anyone. In no event shall the Escrow Agent be liable for incidental, punitive or consequential damages.

4.2 Indemnity. The Company agrees to indemnify the Escrow Agent and its officers, directors, employees and agents for, and hold it and them harmless against, any loss, liability or expense (including attorney fees) incurred without gross negligence or willful misconduct on the part of the Escrow Agent (or its officers, directors, employees or agents), arising out of or in connection with the Escrow Agent’s carrying out its duties hereunder. This right of indemnification shall survive the termination of this Agreement and the resignation of the Escrow Agent.

Section 5. Termination. This Agreement shall terminate upon the release by the Escrow Agent of the final amounts held in the Escrow Account in accordance with Section 2 or expiry of the Effective Period as set forth in Section 1, whichever is earlier.

Section 6. Successor Escrow Agent. In the event the Escrow Agent becomes unavailable or unwilling to continue as escrow agent under this Agreement, the Escrow Agent may resign and be discharged from its duties and obligations hereunder by giving its written resignation to the parties to this Agreement. Such resignation shall take effect not less than 30 days after it is given to all the other parties hereto. In such event, the Company may appoint a successor Escrow Agent (acceptable to the Claims/Risk Manager, acting reasonably). If the Company fails to appoint a successor Escrow Agent within 30 days after receiving the Escrow Agent’s written resignation, the Escrow Agent shall have the right to apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent. The successor Escrow Agent shall execute and deliver to the Escrow Agent an instrument accepting such appointment, and the successor Escrow Agent shall, without further acts, be vested with all the estates, property rights, powers and duties of the predecessor Escrow Agent as if originally named as Escrow Agent herein. The Escrow Agent shall act in accordance with written instructions from Parent and Sellers’ Representative as to the transfer of the Escrow Fund to a successor Escrow Agent.

Section 7. Representative. Unless and until Parent and Escrow Agent shall have received written notice of the appointment of a successor Sellers’ Representative, each of Parent and Escrow Agent shall be entitled to rely on, and shall be fully protected in relying on, the power and authority of Sellers’ Representative to act on behalf of the Sellers.

Section 8. Miscellaneous.

8.1  Attorneys’ Fees. In any action at law or suit in equity to enforce or interpret this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

8.2  Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (a) when delivered personally to the recipient, (b) when sent by electronic mail or facsimile, on the date of transmission to such recipient, (c) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (d) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to Company	Blue World Acquisition Corporation
255 Fifth Avenue, Suite B-88
New York, NY 10001
Attention: Simon Shi
Email: liang.shi@zeninpartners.com
Phone Number: 212-726-2880

With a copy, which shall not constitute notice, to:	Robinson & Cole LLP
Chrysler East Building
666 Third Avenue, 20th Floor
New York, NY 10017
Attention: Arila Zhou, Esq.
Email: azhou@rc.com
Phone Number: 212-451-2908

If to Claims/Risk Manager:	Andros Risk Services LLC
205 Trenton Avenue
Point Pleasant Beach, NJ 08742-3257
Attention: Larry Goanas
Email: lgoanas@androsriskservices.com
Phone Number: 917-716-3964

If to Continental Stock Transfer & Trust Company in its capacity as Escrow Agent:	Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, NY 10004
Attention: Trust Services, Francis E. Wolf, Jr. & Jaswinder Goraya
Facsimile: +1 212 616 7620
E-mail: fwolf@continentalstock.com &
jgoraya@continentalstock.com

Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth. Notwithstanding the foregoing, notices addressed to the Escrow Agent shall be effective only upon receipt. If any notice or other document is required to be delivered to the Escrow Agent and any other Person, the Escrow Agent may assume without inquiry that notice or other document was received by such other Person on the date on which it was received by the Escrow Agent.

8.3  Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

8.4  Counterparts. This Agreement may be executed in one or more counterparts (including by means of electronic mail or facsimile), each of which shall be deemed an original but all of which together will constitute one and the same instrument. Facsimile and pdf signatures shall be treated as original signatures for all purposes hereunder.

8.5  Governing Law. This Agreement and any claim, controversy or dispute arising out of or related to this Agreement, any of the transactions contemplated hereby, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties, whether arising in contract, tort, equity or otherwise, shall be governed by and construed in accordance with the domestic Laws of the State of New York.

8.6  Waiver of Jury Trial. COMPANY WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS AGREEMENT IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

8.7  Succession and Assignment. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and each of their respective permitted successors and assigns, if any.

8.8  Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Escrow Agent, Parent and Sellers’ Representative. No waiver by any party hereto of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the party making such waiver nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

8.9  Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

8.10 No Third-Party Beneficiaries. Except as expressly provided herein, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

8.11 Entire Agreement. This Agreement set forth the entire agreement among the parties hereto relating to the subject matter hereof and supersede any prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof. In the event of a conflict between this Agreement and the Merger Agreement, the Merger Agreement shall govern.

8.12 Cooperation. Sellers’ Representative and Parent agree to cooperate fully with each other and the Escrow Agent and to execute and deliver such further documents, certificates, agreements, stock powers and instruments and to take such other actions as may be reasonably requested by Parent, Sellers’ Representative or the Escrow Agent to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

8.13 Construction.

(a)  For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neutral genders; the feminine gender shall include the masculine and neutral genders; and the neutral gender shall include masculine and feminine genders.

(b)  The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Except as otherwise indicated, all references in this Agreement to “Sections” and “Schedules” are intended to refer to Sections of this Agreement and Schedules to this Agreement.

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IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed as of the day and year first above written.

COMPANY

BLUE WORLD ACQUISITION CORPORATION

By:	/s/ Liang Simon Shi
Name:	Liang Simon Shi
Title:	Chief Executive Officer

ESCROW AGENT

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, a New York corporation

By:	/s/ Francis Wolf
Name:	Francis Wolf
Title:	Vice President

Schedule 1

[●]

APPENDIX I

Coverage Guidelines

Exhibit A-1

Company Call-Back Authorized Individuals

Name	Phone

Exhibit A-2

Risk Manager Representative Call-Back Authorized Individuals

Name	Phone
CLAIMS/RISK MANAGER	917-716-3964
Larry Goanas

BLUE WORLD ACQUISTION CORPORATION

(“COVERAGE PROVIDER”)

DECLARATIONS

DIRECTORS AND OFFICERS LIABILITY COVERAGE GUIDELINES

THESE ARE CLAIMS MADE AND REPORTED COVERAGE GUIDELINES. SUBJECT TO THEIR TERMS, THESE COVERAGE GUIDELINES APPLY ONLY TO ANY CLAIM FIRST MADE, ANY INVESTIGATION FIRST COMMENCED, ANY INQUIRY FIRST RECEIVED AND ANY BOOKS AND RECORDS DEMAND FIRST RECEIVED DURING THE COVERAGE GUIDELINES PERIOD PROVIDED SUCH CLAIM, INVESTIGATION, INQUIRY AND BOOKS AND RECORDS DEMAND IS REPORTED TO COVERAGE PROVIDER IN ACCORDANCE WITH THE TERMS OF CLAUSE VII.

AMOUNTS INCURRED AS COSTS, CHARGES AND EXPENSES AND INQUIRY COSTS SHALL REDUCE AND MAY EXHAUST THE LIMIT OF LIABILITY OR THE SUBLIMIT OF LIABILITY, IF APPLICABLE, AND ARE SUBJECT TO THE RETENTIONS. THESE COVERAGE GUIDELINES DO NOT PROVIDE FOR ANY DUTY BY COVERAGE PROVIDER TO DEFEND ANY OF THE INSUREDS.

These Declarations along with the completed and signed Application and the Coverage Guidelines with endorsements shall constitute the contract between the Insureds and Coverage Provider.

Item A.	Parent Company: Blue World Acquisition Corporation

Principal Address: 244 Fifth Avenue, Suite B-88, New York, NY 10001

Place of Incorporation: Cayman Islands

Item B.	Coverage Guidelines Period:

	From:	The effective date of the Form S-1 (File No. 333- 261585) filed with the U.S. Securities and Exchange Commission in connection with the initial public offering of Parent Company

	To:	The earlier of (i) the closing of a business combination of Parent Company and (ii) the liquidation or windup of Parent Company

Both days 12.01 a.m. Local Time at the Principal Address stated in Item A.
Item C.	Limit of Liability:

1. $1,000,000.00 USD in the aggregate for the Coverage Guidelines Period

Item D.	Insured Percentage:

100% of Loss in excess of retention under Insuring Clause I.A.

100% of Loss in excess of retention under Insuring Clause I.B.

100% of Loss in excess of retention under Insuring Clause I.C. 100% of Security Holder Demand Investigatory Costs and Books and Records Costs under Insuring Clause I.D.

Item E.	Funds Placed Into Escrow: USD $1,000,000.00 for the Coverage Guidelines Period

Item F.	Length of Predetermined Run-Off Period: 12 months

From the effective date of the Form S-1 (File No. 333- 261585) until the earlier of (i) one year of the closing of a business combination of Parent Company, (ii) one year of the liquidation or windup of Parent Company in accordance with its amended and restated memorandum and articles of association, and (iii) such date as may be approved by shareholders of Parent Company in accordance with the its amended and restated memorandum and articles of association.

Item H.	Notification pursuant to Clause VII. shall be given to: Larry Goanos Andros Risk Services, LLC lgoanos@androsriskservices.com

Item K.	Prior and Pending Litigation Date:

Inception date of these Coverage Guidelines

Item L.	Outside Entities:

None

DIRECTORS AND OFFICERS LIABILITY COVERAGE GUIDELINES

I.	INSURING CLAUSES

A.	Coverage Provider shall pay on behalf of the Insured Persons:

1.	Loss resulting from any Claim first made against the Insured Persons during the Coverage Guidelines Period for a Wrongful Act; or

2.	Loss resulting from any Investigation of the Insured Persons first commenced during the Coverage Guidelines Period; or

3.	Inquiry Costs resulting from any Inquiry first received by the Insured Persons during the Coverage Guidelines Period.

B.	Coverage Provider shall pay on behalf of the Company:

1.	Loss which the Company, the Sponsor, or in the event the Company no longer exists as a viable entity, its Successor is required or permitted or has agreed to pay as indemnification to any of the Insured Persons resulting from any Claim first made against the Insured Persons during the Coverage Guidelines Period for a Wrongful Act; or

2.	Loss which the Company, the Sponsor, or in the event the Company no longer exists as a viable entity, its Successor is required or permitted or has agreed to pay as indemnification to any of the Insured Persons resulting from any Investigation of the Insured Persons first commenced during the Coverage Guidelines Period; or

3.	Inquiry Costs which the Company, the Sponsor, or in the event the Company no longer exists as a viable entity, its Successor is required or permitted or has agreed to pay as indemnification to any of the Insured Persons resulting from any Inquiry first received by the Insured Persons during the Coverage Guidelines Period.

C.	Coverage Provider shall pay on behalf of the Company:

1.	Loss resulting from any Securities Claim, other than a Derivative Suit, first made against the Company during the Coverage Guidelines Period for a Wrongful Act; or

2.	Costs, Charges and Expenses incurred by the Company in seeking the dismissal of any Derivative Suit first made during the Coverage Guidelines Period, but only to the extent:

(a)	the Company is named as a nominal defendant in such Derivative Suit; and

(b)	the Insured Persons are named and continuously maintained in such Derivative Suit for a Wrongful Act; or

3.	plaintiff attorney fees and expenses awarded or approved by the court in a Derivative Suit first made during the Coverage Guidelines Period.

D.	Coverage Provider shall pay on behalf of the Company:

1.	all Security Holder Demand Investigatory Costs resulting from any Security Holder Demand first made during the Coverage Guidelines Period for a Wrongful Act; or

2.	all Books and Records Costs resulting from any Books and Records Demand first received by the Company during the Coverage Guidelines Period.

II.	DEFINITIONS

The following terms whenever used in these Coverage Guidelines in boldface type shall have the meanings indicated.

A.	“Application” means:

1.	the application for these Coverage Guidelines (if any) including any materials submitted therewith, and

2.	any public documents filed by the Company with the Securities and Exchange Commission during the twelve (12) month period prior to the inception date of these Coverage Guidelines, all of which shall be deemed part of these Coverage Guidelines, as if physically attached.

B.	“Books and Records Costs” means reasonable and necessary fees and expenses incurred by the Company in response to a Books and Records Demand, but shall not include salaries, wages, overhead or benefit expenses associated with directors, officers or employees of the Company.

C.	“Books and Records Demand” means a written demand made by one or more security holders of the Company solely to inspect the books and records of the Company pursuant to Section 220 of the Delaware General Corporation Law or any similar statute in any other jurisdiction.

D.	“Business Combination” means the Company’s initial acquisition of one or more assets or operating businesses as defined in the Parent Company’s Form S-1 Registration Statement under the Securities Act of 1933 (or any similar act in any foreign jurisdiction).

E.	“Claim” means:

1.	any written demand for monetary damages, non- monetary relief, injunctive relief or other relief against any of the Insureds, or any civil, criminal, administrative, regulatory, arbitration or mediation proceeding or other alternative dispute resolution process initiated against any of the Insureds, including:

(a)	any appeal from any such proceeding;

(b)	any proceeding before the Equal Employment Opportunity Commission or any similar federal, state, local or foreign governmental body;

(c)	in respect of Insuring Clause I.A. only, any formal demand or proceeding arising out of any statutory liability of the Insured Persons due to the failure of the Company to deduct, withhold or remit taxes (including non-resident withholding taxes, goods and services taxes, salary or withholding taxes and employee source deductions), unemployment insurance contributions, or pension plan contributions; or

(d)	in respect of Insuring Clause I.A. only, any formal demand or proceeding arising out of any statutory liability of the Insured Persons due to the failure of the Company to pay debts for services performed by an employee of the Company for salary, wages or related amounts such as vacation pay or holiday pay; or

2.	any extradition proceeding initiated against any of the Insured Persons, or the arrest and detainment or incarceration for more than twenty-four (24) hours of any of the Insured Persons solely with respect to their status as Insured Persons of the Company, by any law enforcement authority in a foreign jurisdiction in conjunction with any proceeding described in 1. above or an Investigation or Inquiry; or

3.	in respect of Insuring Clause I.D., any Security Holder Demand, but shall not include any Investigation or Inquiry.

F.	“Class Certification Fees” means reasonable and necessary expert fees incurred by the Insureds to conduct an event study to be filed with the court in opposition to class certification in any Securities Claim.

G.	“Company” means:

1.	the Parent Company; and

2.	any Subsidiary.

H.	“Costs, Charges and Expenses” means:

1.	reasonable and necessary legal fees and expenses incurred by the Insureds in defense, settlement and appeal of any Claim or in responding to any Investigation and cost of attachment or similar bonds, including:

(a)	reasonable and necessary expert fees and Class Certification Fees incurred by the Insureds in defense, settlement and appeal of any Claim or in responding to any Investigation, and

(b)	reasonable and necessary legal fees and expenses incurred by the Insureds in defense, settlement and appeal of:

(i)	any Claim made against the chief executive officer or chief financial officer of the Parent Company seeking repayment of compensation as a result of a financial restatement of the Company pursuant to Section 304(a) of the Sarbanes-Oxley Act of 2002, or

(ii)	any Claim made against the Insured Persons seeking repayment of compensation as a result of a financial restatement of the Company pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any internal policy of the Company promulgated in accordance therewith;

2.	reasonable fees and expenses incurred by the Insureds at the Underwriter’s request to assist Coverage Provider in investigating a Claim or Investigation;

3.	reasonable and necessary legal fees and expenses incurred by any Insured Person where deposed as a witness in connection with any Claim against any other of the Insureds or Investigation or Inquiry of any other Insured Person; and

4.	in respect of coverages afforded under Clause II.E.2., reasonable costs (other than collateral) for a bond or other financial instrument to guarantee the contingent obligation of the Insured Persons for bail or its equivalent required by a court in any foreign jurisdiction, but shall not include salaries, wages, overhead or benefit expenses associated with directors, officers or employees of the Company.

I.	“Derivative Suit” means any lawsuit brought derivatively on behalf of the Company by a security holder of the Company.

J.	“Employment Practice Violation” means any actual or alleged:

1.	wrongful dismissal, discharge or termination of employment whether actual or constructive;

2.	employment related misrepresentation;

3.	violation of any federal, state, local or foreign law prohibiting discrimination in employment, including the Americans with Disabilities Act of 1990, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Law of 1964, the Pregnancy Discrimination Act of 1978, the Civil Rights Act of 1866, the Equal Pay Act of 1963, the Genetic Information Nondiscrimination Act of 2008, the Family and Medical Leave Act of 1993, the Older Workers Benefit Protection Act of 1990, or any rule or regulation promulgated thereunder;

4.	sexual or other harassment in the workplace;

5.	abusive or hostile work environment;

6.	wrongful deprivation of career opportunity, failure to hire, promote, or grant tenure, or wrongful demotion;

7.	wrongful discipline or evaluation;

8.	breach of an implied employment contract or promissory estoppels;

9.	failure to adopt adequate employment or workplace policies and procedures;

10.	retaliation against any of the Insured Persons including retaliation for filing claims under the Federal False Claims Act, retaliation in connection with whistleblowing, retaliation for exercising civil rights, retaliation for union activities or in connection with strikes or lockouts; or

11.	negligent hiring or negligent supervision of others, including wrongful failure to provide adequate training, in connection with 1. through 10. above.

K.	“Facilitation Costs” means reasonable and necessary fees, costs and expenses (including the premium or origination fee for a loan or bond) incurred by:

1.	the chief executive officer or chief financial officer of the Parent Company solely to facilitate the return of amounts required to be repaid pursuant to Section 304(a) of the Sarbanes-Oxley Act of 2002, or

2.	the Insured Persons solely to facilitate the return of amounts required to be repaid pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any internal policy of the Company promulgated in accordance therewith, provided that such fees, costs or expenses do not include the payment, return, reimbursement, disgorgement or restitution of any such amounts requested or required to be repaid pursuant to Section 304(a) of the Sarbanes-Oxley Act of 2002 or Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any internal policy of the Company promulgated in accordance therewith.

L.	“Inquiry” means:

1.	(a) a request by a Regulatory Authority for any of the Insured Persons to appear for an interview or meeting or to provide sworn testimony or to produce documents,

(b)	a request by or on behalf of the Company for any of the Insured Persons to appear for an interview or meeting or to provide sworn testimony or to produce documents in connection with:

(i)	an inquiry or investigation of any of the Insureds by a Regulatory Authority, or

(ii)	a Security Holder Demand or a Derivative Suit,

(c)	a request by or on behalf of the Company or by a Regulatory Authority for any of the Insured Persons to appear as a witness in a trial or a court hearing of any criminal proceeding against the Company under the UK Corporate Manslaughter & Homicide Act 2007 or its equivalent in any jurisdiction,

(d)	a request by any court-appointed trustee, examiner, receiver, liquidator, conservator, rehabilitator or similar official of the Company for any of the Insured Persons to appear for an interview or meeting or to provide sworn testimony or to produce documents in connection with any bankruptcy proceeding by or against the Company, or

(e)	in respect of Insuring Clause I.A. only, a request by or on behalf of a party to any litigation, arbitration or other type of proceeding against the Company for any of the Insured Persons to appear for an interview or meeting or to provide sworn testimony or to produce documents in connection with such litigation, arbitration or proceeding, or regarding such Insured Person’s capacity as such or the business of the Company, or

2.	any informal investigation of any of the Insured Persons by a Regulatory Authority after such Insured Person becomes aware that he or she is the subject of such investigation and, as a consequence of such investigation, retains legal counsel.

M.	“Inquiry Costs” means reasonable and necessary fees and expenses incurred by the Insured Persons solely in connection with such Insured Persons preparation for and response to an Inquiry, but shall not include:

1.	salaries, wages, overhead or benefit expenses associated with directors, officers or employees of the Company;

2.	costs of complying with any discovery or other request seeking documents (including electronic information) in the possession or control of the Company or for which the Company has the direct financial responsibility to produce; or

3.	any amounts incurred prior to the time that the Inquiry is reported to Coverage Provider in accordance with Clause VII.B.

N.	“Insured Persons” means:

1.	all persons who were, now are, or shall be directors, officers or risk managers of the Company and all persons serving in a functionally equivalent role for the Parent Company or any Subsidiary operating or incorporated outside the United States;

2.	all persons who were, now are, or shall be managers or functionally equivalent roles of any limited liability company as defined in Clause II.II.;

3.	all persons who were, now are, or shall be members of the board of managers of the Company;

4.	all persons who were, now are, or shall be employees of the Company, but only to the extent:

(a)	any Claim or Investigation is for an Employment Practice Violation or is a Securities Claim, or

(b)	such employee is named as a co-defendant in any Claim or Investigation with any of the persons set forth in the above provisions of this definition;

5.	any de facto or alleged de facto director of the Company; and

6.	the lawful spouse or domestic partner of any of the persons set forth in the above provisions of this definition, but only to the extent the spouse or domestic partner is a party to any Claim or Investigation solely because of his or her status as the spouse or domestic partner of any such persons and only for the purposes of any Claim or Investigation seeking damages recoverable from marital community property, property jointly held by any such person and the spouse or domestic partner, or property transferred from any such person to the spouse or domestic partner, including their estates, heirs, legal representatives, trusts, estate planning vehicles or assigns in the event of their death, incapacity or bankruptcy.

O.	“Insureds” means the Company and the Insured Persons.

P.	“Interrelated Wrongful Acts” means Wrongful Acts which have as a common nexus any fact, circumstance, situation, event, transaction or series of facts, circumstances, situations, events or transactions.

Q.	“Investigation” means any formal investigation of any of the Insured Persons by a Regulatory Authority:

1.	once any such Insured Persons are identified in writing by such Regulatory Authority as a person against whom a Claim may be brought, including without limitation receipt of a target letter, or

2.	after the service of a subpoena or other similar written request compelling testimony or document production upon any such Insured Persons, or

3.	after any such Insured Persons have been identified in a Wells Notice, target letter or other written notice describing actual or alleged violations of securities laws or other laws by any such Insured Persons.

R.	“Loss” means:

1.	(a) damages, judgments, including pre and post-judgment interest, and settlements,

(b)	Inquiry Costs and Costs, Charges and Expenses, and

(c)	punitive, exemplary or multiplied damages where the applicable law allows coverage for punitive, exemplary or multiplied damages, incurred by any of the Insureds, and

2.	Facilitation Costs, and

3.	with respect to Insuring Clause I.C.3., plaintiff attorney fees and expenses awarded or approved by the court in a Derivative Suit. and

4.	with respect to Insuring Clause I.D., Security Holder Demand Investigatory Costs or Books and Records Costs incurred by the Company, but shall not include (other than Inquiry Costs and Costs, Charges and Expenses):

(i)	taxes or the loss of tax benefits except:

a.	with respect to that portion of any tax assessment imposed on any of the Insured Persons by a foreign jurisdiction based on Coverage Provider’s payment of such damages, judgments, settlements, Inquiry Costs or Costs, Charges and Expenses as a foreign or non-admitted carrier; or

b.	with respect to any statutory liability for such taxes owed by any of the Insured Persons as described in Clause II.E.1.(d);

(ii)	criminal or civil fines or penalties imposed by law, except:

a.	fines or civil penalties assessed against any of the Insureds pursuant to Section 78dd 2(g)(2)(B) or Section 78ff (c)2(B) of the Foreign Corrupt Practices Act, 15 U.S.C. or Section 11(1)(a) of the United Kingdom Bribery Act of 2010, Chapter 23 or any statute or law similar to the foregoing in any jurisdiction;

b.	civil penalties assessed against any of the Insureds for the benefit of shareholders pursuant to Section 308 of the Sarbanes Oxley Act of 2002;

c.	under Insuring Clause I.A. only, any other fine or civil penalty imposed against any of the Insured Persons where the applicable law allows coverage for such fine or civil penalty, subject to a maximum sublimit of USD 10,000 each of the Insured Persons but in no event exceeding USD 100,000 in the aggregate for the Coverage Guidelines Period all Insured Persons, such sublimit shall be part of, and not in addition to, the Limit of Liability stated in Item C.1. of the Declarations;

(iii)	matters deemed uninsurable under the law pursuant to which these Coverage Guidelines shall be construed;

(iv)	any wages, salary or benefits owed pursuant to the terms of any employment contract except with respect to any statutory liability for such wages, salary or benefits owed by any Insured Persons as described in Clause II.E.1.(e); or

(v)	damages, judgments or settlements that represent or are substantially equivalent to an increase in the consideration paid (or proposed to be paid) in connection with the purchase of any securities or assets of any entity, including the Company, except where such damages, judgments or settlements are payable under Insuring Clause I.A.

Notwithstanding the foregoing, Coverage Provider shall not assert that the portion of any judgment, settlement or Costs, Charges and Expenses incurred in connection with any Securities Claim alleging violations of Section 11 or 12 of the Securities Act of 1933 as amended, including without limitation such Loss of any Insured Persons deemed to be a controlling person within the meaning of Section 15 of the Securities Act of 1933, or any similar securities laws or common laws or regulations of any foreign jurisdiction, as amended, are uninsurable.

With respect to the coverage for punitive, exemplary or multiplied damages, and the insurability of fines or penalties under exception (ii) above or matters under exception (iii) above, any applicable law most favorable to the insurability of such damages, fines or penalties or matters shall apply, and where the Insureds are able to demonstrate in good faith that such damages, fines, penalties or matters are insurable under any applicable law, Coverage Provider shall not challenge that interpretation of insurability. For purposes of this provision, “any applicable law” shall include but not be limited to the law: a) where the Claim seeking such damages was brought, b) where the Wrongful Acts giving rise to the Claim seeking such damages took place, c) where the Insureds are incorporated, have their principal place of business or reside, and d) where Coverage Provider is incorporated or have its principal place of business. If any of the Insureds present a written legal opinion stating that such damages, fines, penalties or matters are insurable under any applicable law, Coverage Provider shall not challenge that determination.

The determination of whether any of the Insured Persons have incurred any Loss shall be made without regard to:

(1)	any insurance (with the exception of insurance purchased by the Company), and

(2)	any indemnification that any of the Insured Persons may have from any source (other than from the Company, the Sponsor, or in the event the Company no longer exists as a viable entity, its Successor), including without limitation from or as a result of any equity holder of the Company.

S.	“Management Control” means:

1.	owning interest representing more than fifty percent (50%) of the voting, appointment or designation power for the selection of a majority of the board of directors of a corporation, the members of the management board of a limited liability corporation or with respect to entities operating or organized outside the United States, persons serving in a functionally equivalent role; or

2.	having the right, pursuant to written contract or the bylaws, charter, operating agreement or similar documents of the Company to elect, appoint or designate a majority of the board of directors of a corporation, the management board of a limited liability corporation or with respect to entities operating or organized outside of the United States, persons serving in a functionally equivalent role.

T.	“Manslaughter Claim” means the prosecution of any of the Insured Persons for involuntary, constructive or gross negligence manslaughter before the Crown Prosecution Service, the Procurator Fiscal or any similar authority with jurisdiction over any corporate manslaughter violation.

U.	“Optional Extension Period” means the period described in Clause X.B.

V.	“Outside Entity” means:

1.	any not-for-profit organization, community chest, fund or foundation; or

2.	any other organization specified in Item L. of the Declarations.

W.	“Parent Company” means the entity named in Item A. of the Declarations.

Y.	“Coverage Guidelines Period” means the period specified in Item B. of the Declarations:

Z.	“Predetermined Run-Off Period” means the period described in Clause X.A.

AA.	“Regulatory Authority” means any federal, state, local or foreign law enforcement or governmental authority (including the Department of Justice, the Securities and Exchange Commission and any attorney general) or the enforcement unit of any securities exchange or similar self-regulating body.

BB.	“Related Party” means:

1.	any person who is or was an executive officer, director or nominee for director of the Company or the Sponsor, or

2.	any person who is or was an initial shareholder of the Company, or

3.	any person who is or was an immediate family member of any person set forth in 1 . or 2. above, or

4.	the Sponsor.

CC.	“Related Party Transaction” means any Business Combination or series of similar Business Combinations in which (i) the Company is or will be a participant, and (ii) any Related Party has or will have a direct or indirect interest. Related Party Transaction shall include any material amendment or modification to an existing Business Combination.

DD.	“Securities Claim” means:

1.	(a)	any demand or proceeding described in Clause II.E.1. against any of the Insureds, other than an administrative or regulatory proceeding, or

(b)	any administrative or regulatory proceeding initiated:

(i)	against any of the Insured Persons, or

(ii)	against any of the Insured Persons and the Company but only during the time the Insured Persons and the Company are continuously maintained in such proceeding,

alleging any violation of the Securities Act of 1933, the Securities Exchange Act of 1934, rules or regulations of the Securities and Exchange Commission under either or both Acts, similar securities laws or regulations of any federal, state (including any state blue sky laws), local or any foreign jurisdiction, any other laws, rules, regulations or statutes regulating securities or any common law arising out of, involving, or relating to the ownership, purchase or sale of or offer to purchase or sell any securities of the Company, including any debt or equity securities, whether on the open market or through a public or private offering, or

2.	any demand or proceeding described in Clause II.E.1. against any of the Insureds which is brought by a security holder of the Company in their capacity as such, including a Derivative Suit,

but shall not include any Security Holder Demand or Books and Records Demand.

EE.	“Security Holder Demand” means any written demand made by one or more security holders of the Company upon the Company’s Board of Directors to bring a civil proceeding against any of the Insured Persons for a Wrongful Act.

FF.	“Security Holder Demand Investigatory Costs” means reasonable fees and expenses incurred by the Company in connection with the investigation, review or evaluation of any Security Holder Demand.

GG.	Left intentionally blank.

HH.	“Successor” means the person or entity who, subsequent to a Business Combination, acquired more than fifty percent (50%) of the outstanding securities of the Parent Company or merged with the Parent Company such that the Parent Company is not the surviving entity.

II.	“Subsidiary” means any entity, including but not limited to any limited liability company , over which the Parent Company directly or indirectly had or has Management Control, if the Parent Company had Management Control of such entity prior to or on the inception date of these Coverage Guidelines, provided, that these Coverage Guidelines only provide coverage for any Wrongful Act committed or any conduct undertaken while the Parent Company had Management Control of such entity.

JJ.	“Wrongful Act” means any actual or alleged act, error, omission, misstatement, misleading statement, neglect or breach of duty:

1.	by any of the Insured Persons, while acting in their capacity as such, or any matter claimed against any of the Insured Persons solely by reason of their serving in such capacity;

2.	by any of the Insured Persons, while acting in their capacity as, or any matter claimed against any of the Insured Persons solely by reason of their serving as:

(a)	a controlling person within the meaning of Section 15 of the Securities Act of 1933, as amended or Section 20(a) of the Securities Exchange Act 1934, as amended; or

(b)	a director, officer, manager, trustee, governor or executive director or in a functionally equivalent position of any Outside Entity; and

3.	by the Company involving a Securities Claim.

III.	EXCLUSIONS

Coverage Provider shall not be liable to make any payment in connection with:

A.	that portion of any Claim, Investigation, Inquiry or Books and Records Demand for actual or alleged sickness, disease, death, false arrest, false imprisonment, damage to or destruction of tangible property (including loss of use thereof) or, except to the extent the Claim or Investigation is for an Employment Practice Violation, for bodily injury, assault, battery, invasion of privacy, mental anguish, emotional distress, libel, slander or defamation; provided, however, this exclusion shall not apply to:

1.	the coverage afforded under Insuring Clause I.A.,

2.	the coverage afforded under Insuring Clause I.B. or I.C. for a Securities Claim,

3.	a Manslaughter Claim, or

4.	an Inquiry brought by the Company or a Regulatory Authority for any of the Insured Persons to appear as a witness in a trial or a court hearing of any criminal proceeding solely against the Company under the UK Corporate Manslaughter & Homicide Act 2007 or its equivalent in any jurisdiction;

B.	any Claim by, on behalf of, or at the direction of the Company, except and to the extent that:

1.	such Claim is a Derivative Suit; or

2.	such Claim is brought in the event of the appointment of a trustee, examiner, receiver, liquidator, conservator, rehabilitator or similar official; or

3.	such Claim is brought against any former Insured Persons; or

4.	such Claim is brought :

(a)	against the chief executive officer or chief financial officer of the Parent Company pursuant to Section 304(a) of the Sarbanes-Oxley Act of 2002, or

(b)	against the Insured Persons pursuant to Section 954 of the Dodd-Frank W all Street Reform and Consumer Protection Act or any internal policy of the Company promulgated in accordance therewith; or

5.	such Claim is a Security Holder Demand; or

6.	such Claim is brought subsequent to a Business Combination by the person or entity who acquired more than fifty percent (50%) of the outstanding securities of the Parent Company or merged with the Parent Company such that the Parent Company is not the surviving entity; or

7.	such Claim is brought outside the United States of America, Canada, or any other common law jurisdiction;

Notwithstanding the foregoing, Exclusion E. shall not apply to Costs, Charges and Expenses incurred in connection with any Claim or Investigation under Insuring Clause I.A.;

C.	any Claim, Investigation, Inquiry or Books and Records Demand brought about or contributed to by:

1.	any deliberately fraudulent or deliberately criminal act or omission by any of the Insure ds, or

2.	any personal profit or financial advantage gained by any of the Insured Persons to which they were not legally entitled,

as determined by a final non-appealable adjudication in any action or proceeding (other than an action or proceeding initiated by Coverage Provider to determine coverage under these Coverage Guidelines);

D.	that portion of any Claim, Investigation, Inquiry or Books and Records Demand for the return by any of the Insured Persons of any remuneration paid to them without the previous approval of the appropriate governing body of the Company, which payment without such previous approval shall be determined by a final non-appealable adjudication in any action or proceeding (other than an action or proceeding initiated by Coverage Provider to determine coverage under these Coverage Guidelines) to be in violation of the law;

Notwithstanding the foregoing, Exclusions F.2 and G. shall not apply to:

1.	that portion of any Securities Claim alleging violations of Section 11 or 12 of the Securities Act of 1933 as amended including without limitation such Loss of any Insured Persons deemed to be a controlling person within the meaning of Section 15 of the Securities Act of 1933, or any similar securities laws or common laws or regulations of any foreign jurisdiction, as amended ; or

2.	Facilitation Costs incurred in connection with that portion of any Claim alleging violations of Section 304(a) of the Sarbanes-Oxley Act of 2002 or Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any internal policy of the Company promulgated in accordance therewith.

With respect to Exclusion F.1. for acts or omissions which are treated as a criminal violation in a jurisdiction outside the United States of America that are not treated as a criminal violation in the United States of America, the imposition of a criminal fine or other criminal sanction in such jurisdiction will not, by itself, be conclusive proof that a deliberately fraudulent or deliberately criminal act or omission occurred.

E.	1.	any Claim, Investigation, Inquiry or Books and Records Demand based upon, arising out of, directly or indirectly, resulting from or in consequence of, or in any way involving, any Wrongful Act actually or allegedly committed, or any conduct actually or allegedly undertaken, in whole subsequent to a Business Combination; or

2.	that portion of any Claim, Investigation, Inquiry or Books and Records Demand based upon, arising out of, directly or indirectly, resulting from or in consequence of, or in any way involving, any Wrongful Act actually or allegedly committed, or any conduct actually or allegedly undertaken, in part subsequent to a Business Combination; or

F.	any Claim, Investigation, Inquiry or Books and Records Demand based upon, arising out of, directly or indirectly resulting from or in consequence of, or in any way involving any Related Party Transaction; provided, however, this exclusion shall not apply if the Company receives an opinion from an independent banking firm that is a member of FINRA or an independent accounting firm, confirming the fairness of such Related Party Transaction to the Company from a financial point of view.

For the purpose of determining the applicability of any of the Exclusions:

(a)	in respect of Insuring Clause I.A., no facts pertaining to, no knowledge possessed by, and no Wrongful Act of any of the Insureds shall be imputed to any other natural person

(b)	in respect of Insuring Clause I.B., the Wrongful Act of any of the Insured Persons shall be imputed to the Company only to the extent that the Company indemnifies such Insured Persons, and

(c)	in respect of Insuring Clause I.C., only the Wrongful Acts of any of the Insured Persons who, at the time of the Wrongful Act, was the chief executive officer or chief financial officer of the Parent Company shall be imputed to the Company.

IV.	LIMIT OF LIABILITY, RETENTIONS AND ORDER OF PAYMENTS

A.	Coverage Provider shall be liable to pay the percentage of Loss set forth in Item E. of the Declarations in excess of the amount of the applicable Retention up to the Limit of Liability or Sublimit of Liability, if applicable, it being warranted that the remaining percentage of Loss shall be uninsured. The Retention applicable to Insuring Clause I.B. shall apply to Loss payable under Insuring Clause I.A. if indemnification by the Company, the Sponsor, or in the event the Company no longer exists as a viable entity, its Successor is required by law or is legally permissible to the fullest extent permitted by law, unless the Company, the Sponsor, or in the event the Company no longer exists as a viable entity, its Successor is unable to make such actual indemnification by reason of its insolvency.

No Retention shall apply to any Loss under Insuring Clause I.D.

B.	The amount shown in Item C.1. of the Declarations shall be the maximum aggregate Limit of Liability of Coverage Provider under the Coverage Guidelines.

Coverage Provider shall pay Loss in the following order:

1.	first, under Insuring Clause I.A.,

2.	second, at the written request of the chief executive officer of the Parent Company, Coverage Provider shall either pay or withhold Loss payable under Insuring Clause I.B.; and

3.	lastly, at the written request of the chief executive officer of the Parent Company, Coverage Provider shall either pay or withhold Loss payable under Insuring Clauses I.C. and I.D.

In the event Coverage Provider withholds payment pursuant to sub-paragraphs 2. and 3. above, then Coverage Provider shall, at such time and in such manner as shall be set forth in the instructions of the chief executive officer of the Parent Company, remit such payment to the Company or directly to or on behalf of the Insured Persons.

Coverage Provider shall have no obligation to pay Loss after exhaustion of the Limit of Liability or Sublimit of Liability, if applicable, regardless of whether the Parent Company has withheld payment.

C.	Coverage Provider shall pay Costs, Charges and Expenses or Inquiry Costs on a current basis but no less than once every ninety (90) days.

V.	MULTIPLE CLAIMS, INVESTIGATIONS, INQUIRIES AND BOOKS AND RECORDS DEMANDS

A.	More than one Claim involving the same Wrongful Act or Interrelated Wrongful Acts shall be deemed to constitute a single Claim and shall be deemed to have been made at the date on which the earliest Claim involving the same Wrongful Act or Interrelated Wrongful Acts is first made.

B.	More than one Investigation having as a common nexus any fact, circumstance, situation, event, transaction or series of facts, circumstances, situations, events or transactions shall be deemed to constitute a single Investigation and shall be deemed to have been commenced at the date on which the earliest Investigation is first commenced.

C.	If an Inquiry is first received by the Insured Persons during the Coverage Guidelines Period and is reported in accordance with Clause VII.B. then such Inquiry and any subsequent Inquiry having as a common nexus any fact, circumstance, situation, event, transaction or series of facts, circumstances, situations, events or transactions shall be deemed a single Inquiry first received on the date the earliest Inquiry is first received.

D	If a Books and Records Demand is first received by the Company during the Coverage Guidelines Period and is reported in accordance with Clause VII.C. then such Books and Records Demand and any subsequent Books and Records Demand having as a common nexus any fact, circumstance, situation, event, transaction or series of facts, circumstances, situations, events or transactions shall be deemed a single Books and Records Demand first received on the date the earliest Books and Records Demand was first received.

E.	Any Claim, Investigation, Inquiry or Books and Records Demand having as a common nexus any fact, circumstance, situation, event, transaction or series of facts, circumstances, situations, events or transactions shall be deemed a single Claim and shall be deemed to have been made at the earliest of the following dates:

1.	the date on which the Books and Records Demand is first received;

2.	the date on which the Inquiry is first received;

3.	the date on which the Investigation is first commenced; or

4.	the date on which the Claim is first made.

F.	If following a Business Combination, the Predetermined Run-Off Period is not purchased from Coverage Provider, then Clause V.A, V.B., V.C., V.D. and V.E. above shall no longer apply. Any Claim made, Investigation commenced, Inquiry received or Books and Records De mands received on or after the date of the Business Combination shall not constitute a single Claim, Investigation, Inquiry or Books and Records Demand in accordance with Clause V. A, V. B., V.C., V.D. and V.E. above and such Claim made, Investigation commenced, Inquiry received or Books and Records Demands received on or after the date of the Business Combination shall not be covered by these Coverage Guidelines.

VI.	SETTLEMENTS AND DEFENSE

A.	No settlement shall be made and no Costs, Charges and Expenses, Facilitation Costs, Inquiry Costs, Security Holder Demand Investigatory Costs or Books and Records Costs shall be incurred without Coverage Provider’s consent, such consent not to be unreasonably withheld. However, Coverage Provider’s consent shall not be required for a settlement where such settlement is for an amount below the applicable Retention (inclusive of Costs, Charges and Expenses) provided the Insureds shall give Coverage Provider as soon as practicable details of the settlement amounts and the date the settlement is confirmed by the court.

B.	It shall be the duty of the Insureds and not the duty of the Coverage Provider to defend Claims, Investigations or Inquiries, including the investigation, review and evaluation of any Security Holder Demand or to respond to any Books and Records Demand.

VII.	NOTIFICATION

A.	The Insureds shall, as a condition precedent to their rights to payment under these Coverage Guidelines, give to Coverage Provider notice in writing of any Claim or Investigation as soon as practicable after the risk manager, general counsel, chief executive officer or chief financial officer or equivalent of the Parent Company first becomes aware of such Claim or Investigation, but in no event later than ninety (90) days after the end of the Coverage Guidelines Period, the Predetermined Run-Off Period or the Optional Extension Period (if purchased).

In the event that the Insureds should have notified Coverage Provider regarding a Claim or Investigation but were unable to do so due to being prohibited from disclosing information by a Regulatory Authority or pursuant to the terms of a confidentiality agreement, then ‘as soon as practicable’ shall mean as soon as the Insureds are permitted to disclose the information by the Regulatory Authority or pursuant to the terms of the confidentiality agreement.

B.	If the Insureds elect to seek coverage for Inquiry Costs in connection with an Inquiry, the Insureds shall give to Coverage Provider notice in writing of such Inquiry, but in no event later than sixty (60) days after the end of the Coverage Guidelines Period, the Predetermined Run-Off Period or the Optional Extension Period (if purchased).

C.	If the Company elect to seek coverage for Books and Records Costs in connection with a Books and Records Demand, the Company shall give to Coverage Provider notice in writing of such Books and Records Demand, but in no event later than sixty (60) days after the end of the Coverage Guidelines Period, the Predetermined Run-Off Period or the Optional Extension Period (if purchased).

D.	Notice to Coverage Provider provided for in Clause VII. shall only be deemed effective if given to the firm shown under Item I. of the Declarations.

VIII.	GENERAL CONDITIONS

A.	Representations and Severability

The particulars and statements contained in the Application are incorporated into and constitute a part of these Coverage Guidelines.

By acceptance of these Coverage Guidelines, the Insureds agree:

1.	that the statements in the Application are their representations and that these Coverage Guidelines is issued in reliance upon the truth of such representations;

2.	that in the event that the Application contains misrepresentations made with the actual intent to deceive, or contains misrepresentations which materially affect either the acceptance of the risk or the hazard assumed by Coverage Provider under these Coverage Guidelines,

Coverage Provider may only seek to void coverage, ab initio, under the following Insuring Clauses with respect to Claims, Investigations or Inquiries arising from such misrepresentations:

(a)	with respect to Insuring Clause I.B. to the extent the Company indemnifies any of the Insured Persons who had knowledge as at the Inception Date of these Coverage Guidelines of any such misrepresentations; and

(b)	with respect to Insuring Clause I.C. to the extent that the chief executive officer or chief financial officer of the Parent Company had knowledge as at the Inception Date of these Coverage Guidelines of any such misrepresentations; and

3.	that, notwithstanding the above, the Application shall be construed as a separate application for coverage by each of the Insured Persons and no knowledge possessed by any of the Insured Persons shall be imputed to any other Insured Person.

Notwithstanding the foregoing:

i)	these Coverage Guidelines shall not be voided, in whole or in part, with respect to Insuring Clause I.A.; and

ii)	these Coverage Guidelines shall be non-rescindable with respect to the coverage afforded under Insuring Clauses I.A., I.B., I.C. and I.D.

Coverage Provider agree to advance payments of Loss unless and until an order by a court of competent jurisdiction provides either that such advancement is not required or that coverage is void ab initio, subject to the condition that such advance payments by Coverage Provider shall be repaid to Coverage Provider by the Company or the Insured Persons according to their respective interests as soon as reasonably practicable after an order provides that such advancement is not required or that coverage is void ab initio.

B.	Company Authorization Clause

By acceptance of these Coverage Guidelines the Insureds agree that the Parent Company will act on their behalf with respect to the giving of all notices to Coverage Provider, the receiving of notices from Coverage Provider, the payment of the premium and the receipt of any return premium.

C.	Valuation and Currency Clause

All premiums, limits, retentions and Loss under these Coverage Guidelines are expressed and payable in the currency of the United States. If judgment is rendered, settlement is denominated or another element of Loss under these Coverage Guidelines is stated in a currency other than United States dollars or if Costs, Charges and Expenses or Inquiry Costs are paid in a currency other than United States dollars, payment under these Coverage Guidelines shall be made in United States dollars at the rate of exchange published in the Wall Street Journal on the date the judgment becomes final or payment of the settlement or other element of Loss is due or the date such Costs, Charges and Expenses or Inquiry Costs are paid.

D.	Bankruptcy Clause

Bankruptcy or insolvency of the Company or any of the Insured Persons shall not relieve Coverage Provider of any of their obligations under these Coverage Guidelines.

The coverage provided under these Coverage Guidelines is intended to protect and benefit the Insured Persons.

E.	Recovery Clause

In the event the Coverage Provider recover amounts they have paid under these Coverage Guidelines, the Coverage Provider will reinstate the Limit of Liability of these Coverage Guidelines to the extent of such recovery, less its costs incurred in administering and obtaining such recovery. The Coverage Provider assume no duty to seek a recovery of any amounts paid under these Coverage Guidelines.

IX.	EXTENSIONS TO THE COVERAGE GUIDELINES PERIOD

A.	Predetermined Run-Off Period

In the event of a Business Combination during the Coverage Guidelines Period, it is a condition of these Coverage Guidelines that the Parent Company pays to Coverage Provider the additional premium shown in Item G.1. of the Declarations for an extension of the coverage granted by these Coverage Guidelines with respect to:

1)	any Claim first made, Investigation first commenced, Inquiry first received, or Books and Records first received, during the period of time set forth in Item G.2. of the Declarations after the date of such Business Combination, but only with respect to any Wrongful Act committed or any conduct undertaken in whole before the date of such Business Combination; or

2)	that portion of any Claim first made, Investigation first commenced, Inquiry first received, or Books and Records first received. during the period of time set forth in Item G.2. of the Declarations after the date of such Business Combination, but only with respect to any Wrongful Act committed or any conduct undertaken in part before the date of such Business Combination.

The Predetermined Run-Off Period shall terminate in the event full payment of the premium for the Predetermined Run-Off Period is not given to Coverage Provider within thirty (30) days after the date of the Business Combination.

B.	Optional Extension Period

In the event i) there is no Business Combination during the Coverage Guidelines Period and ii) the Company elects to liquidate and to return funds to shareholders, then the Parent Company shall have the right, upon payment of an additional premium shown in Item H.1. of the Declarations, to an extension of the coverage granted by these Coverage Guidelines with respect to:

1)	any Claim first made, Investigation first commenced, Inquiry first received, or Books and Records first received. during the period of time set forth in Item H.2. of the Declarations after the Coverage Guidelines expiration date, but only with respect to any Wrongful Act committed or any conduct undertaken in whole before the Coverage Guidelines expiration date; or

2)	that portion of any Claim first made, Investigation first commenced, Inquiry first received. or Books and Records first received. during the period of time set forth in Item H.2. of the Declarations after the Coverage Guidelines expiration date, but only with respect to any Wrongful Act committed or any conduct undertaken in part before the Coverage Guidelines expiration date.

The right to purchase the Optional Extension Period shall terminate in the event written notice together with full payment of the premium for the Optional Extension Period is not given to Coverage Provider within thirty (30) days after the Coverage Guidelines expiration date.

X.	ASSISTANCE, COOPERATION AND SUBROGATION

The Insureds agree to provide Coverage Provider with such information, assistance and cooperation as Coverage Provider or their counsel may reasonably request, and they further agree that , after a Claim has been made against them, an Investigation has been commenced against them, an Inquiry has been received by them or a Books and Records Demand has been received by them, they shall not take any action which in any way increases Coverage Provider’s exposure under these Coverage Guidelines. In respect of Insuring Clause I.A., the failure of any of the Insured Persons or the Company to give Coverage Provider or their counsel the information, assistance and cooperation that they may reasonably request, shall not impair the rights of any other Insured Person under these Coverage Guidelines. In respect of Insuring Clause I.B., the failure of any of the Insured Persons to give Coverage Provider or their counsel the information, assistance and cooperation that they may reasonably request shall not impair the rights of the Company under these Coverage Guidelines with respect to any indemnification provided to any other Insured Person.

The reporting of matters to, and subsequent communication with a Regulatory Authority by the Company or any of the Insured Persons, whether pursuant to law, regulation, negotiation under a deferred prosecution agreement or otherwise will not constitute a contravention of these provision by the Company or such Insured Persons.

In the event of any payment under these Coverage Guidelines, Coverage Provider shall be subrogated to the Insureds’ rights of recovery therefor against any person or entity. The Insureds shall execute all papers required and shall do everything that may be necessary to secure and preserve such rights including the execution of such documents as are necessary to enable Coverage Provider effectively to bring suit in their name, and shall provide all other assistance and cooperation which Coverage Provider may reasonably require.

Notwithstanding the foregoing, Coverage Provider agree to waive their rights of subrogation against any of the Insured Persons except where a final non-appealable adjudication in any action or proceeding (other than an action or proceeding initiated by Coverage Provider to determine coverage under these Coverage Guidelines) adverse to the relevant Insured Persons establishes that the relevant Insure d Persons have committed a deliberately fraudulent or deliberately criminal act or omission.

XI.	ASSIGNMENTS AND ACTION AGAINST COVERAGE PROVIDER

No action shall lie against Coverage Provider unless, as a condition precedent thereto, the Insureds shall have fully complied with all of the terms of these Coverage Guidelines. Nothing contained herein shall give any person or organization any right to join Coverage Provider as a party to any Claim, Investigation, Inquiry or Books and Records Demand against the Insureds to determine their liability, nor shall Coverage Provider be impleaded by the Insureds or their legal representative in any Claim, Investigation, Inquiry or Books and Records Demand. Assignment of interest under these Coverage Guidelines shall not bind Coverage Provider unless their consent is endorsed hereon.

XII.	ENTIRE AGREEMENT

By acceptance of these Coverage Guidelines, the Insureds agree that these Coverage Guidelines embodies all agreements existing between them and Coverage Provider or any of their agents relating to these Insurance. Notice to any agent or knowledge possessed by any agent or other person acting on behalf of Coverage Provider shall not effect a waiver or a change in any part of these Coverage Guidelines or estop Coverage Provider from asserting any right under the terms of these Coverage Guidelines, nor shall the terms be waived or changed except by written endorsement or rider issued by Coverage Provider to form a part of these Coverage Guidelines.

XIII.	ALLOCATION

If both Loss covered by these Coverage Guidelines and loss uncovered by these Coverage Guidelines are incurred, either because the Claim, Investigation or Inquiry includes both covered and uncovered allegations or because it includes both insured and uninsured parties, then the Insureds and Coverage Provider agree to use their best efforts to fairly and reasonably allocate such amount between covered Loss and uncovered loss.

In the event that a method of allocation cannot be agreed upon by Coverage Provider and the Insureds, then:

A.	in any arbitration, suit or other proceeding, no presumption shall exist concerning what is a fair and reasonable allocation;

B.	Coverage Provider shall advance the amount of Costs, Charges and Expenses or Inquiry Costs which they deem fair and proper until a different amount is negotiated by the parties, determined pursuant to the arbitration process set forth in subparagraph C. below, or determined judicially;

C.	Coverage Provider, solely if requested by the Insureds, shall submit the dispute to binding arbitration. The rules of the American Arbitration Association shall apply except with respect to the selection of the arbitration panel, which shall consist of one arbitrator selected by the Insureds, one arbitrator selected by Coverage Provider, and a third independent arbitrator selected by the first two arbitrators.

Any negotiated, arbitrated or judicially determined allocation of Costs, Charges and Expenses or Inquiry Costs on account of a Claim, Investigation or Inquiry shall be applied retroactively to all Costs, Charges and Expenses or Inquiry Costs on account of such Claim, Investigation or Inquiry, notwithstanding any prior advancement to the contrary. Any allocation or advancement of Costs, Charges and Expenses or Inquiry Costs on account of a Claim, Investigation or Inquiry shall not apply to or create any presumption with respect to the allocation of other Loss on account of such Claim, Investigation or Inquiry.

XIV.	WORLDWIDE

These Coverage Guidelines applies only to Claims first made, Investigations first commenced, Inquiries first received and Books and Records Demands first received during the Coverage Guidelines Period anywhere in the world as permitted by law.

XV.	CHOICE OF LAW

Except with respect to the insurability of damages under Clause II.R., any dispute involving these Coverage Guidelines shall be resolved by applying New York law.